                                                                Exhibit 23.4

                             CONSENT OF INDEPENDENT AUDITORS

ENVOY Corporation
Nashville, Tennessee


With respect to our report dated February 28, 1996, relating to the financial statements of Teleclaims, Inc., as of and for the years ended December 31, 1995 and 1994, we hereby consent to the inclusion and use of our report in the Registration Statement on Form S-3 of ENVOY Corporation ("ENVOY"), included and incorporated by reference in the Prospectus, and the incorporation by reference of our report in the previously filed Registration Statement on Form S-8 of ENVOY.

We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 of ENVOY.


                         /s/ Hardman, Guess, Front & Cummings, P.C.


Birmingham, Alabama
May 23, 1996